Exhibit 99.1

Media Contact:

Mary Kuramoto

Medpace Holdings, Inc.

513.579.9911 x2523

m.kuramoto@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Third Quarter 2016 Results

•	Net service revenue was $94.8 million, representing an increase of 16.1% from net service revenue of $81.6 million for the comparable prior-year period and a backlog conversion rate of 20.4%.
•	Net new business awards totaled $109.1 million, representing growth of 7.6% from net new business awards of $101.4 million for the comparable prior-year period and a net book-to-bill ratio of 1.15x.
•

GAAP net income was $5.0 million, or $0.13 per diluted share, versus a GAAP net loss of $0.1 million for the comparable prior-year period. Net income margin was 5.3% and (0.2%) for the third quarter of 2016 and 2015, respectively.

•	Adjusted EBITDA was $29.5 million, an increase of 13.0% versus the comparable prior-year period, resulting in an Adjusted EBITDA margin of 31.1% for the third quarter of 2016.
•	Adjusted Net Income was $15.1 million, or $0.40 per diluted share, an increase of 36.0% from Adjusted Net Income of $11.1 million, or $0.35 per diluted share, for the comparable prior-year period.

CINCINNATI, OHIO, November 3, 2016-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Results

Net service revenue for the three months ended September 30, 2016, was $94.8 million, an increase of 16.1% compared to $81.6 million for the comparable prior-year period.

Backlog as of September 30, 2016 grew 14.0% to $480.4 million from $421.4 million as of September 30, 2015. Net new business awards were $109.1 million, representing a net book-to-bill ratio of 1.15x, for the third quarter of 2016, as compared to $101.4 million for the comparable prior year period.  The Company calculates net book-to-bill ratio by dividing net new business awards by net service revenue.

For the nine months ended September 30, 2016, net new business awards were $327.2 million, representing a book-to-bill ratio of 1.19x, compared to $264.0 million for the nine months ended September 30, 2015.  Net new business awards were higher in the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015 primarily due to continued growth in the Company’s Oncology, Cardiovascular and Antiviral Anti-infective (AVAI) therapeutic areas.

For the third quarter of 2016, Direct costs, excluding depreciation and amortization were $51.2 million, compared to $41.8 million in the third quarter of 2015.  Adjusted Direct costs were $50.0 million for the third quarter 2016 compared to $42.6 million in the third quarter of 2015.

For the third quarter of 2016, Selling, general and administrative expenses were $16.4 million compared to $15.3 million in the third quarter of 2015. Adjusted Selling, general, and administrative expenses were $14.9 million for the third quarter 2016 versus $13.1 million in the third quarter of 2015.

GAAP net income for the third quarter of 2016 was $5.0 million, or $0.13 per diluted share, versus a GAAP net loss of $0.1 million, or $(0.00) per diluted share, for the third quarter of 2015. This resulted in a net income margin of 5.3% and (0.2%) for the third quarter of 2016 and 2015, respectively.

Adjusted EBITDA for the third quarter of 2016 increased 13.0% to $29.5 million, or 31.1% of net service revenue, compared to $26.1 million, or 31.9% of net service revenue, for the comparable prior-year period.

Adjusted Net Income for the third quarter of 2016 increased 36.0% to $15.1 million, compared to $11.1 million for the comparable prior-year period. Adjusted Net Income per diluted share for the third quarter of 2016 was $0.40, representing an increase of 14.3%, compared to Adjusted Net Income per diluted share of $0.35 for the comparable prior-year period.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general, and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, to the corresponding GAAP measures are provided below.

Initial Public Offering, Balance Sheet, and Liquidity

On August 16, 2016, the Company closed its initial public offering consisting of 8,050,000 shares of common stock at a public offering price of $23.00 per share. The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “MEDP.”

During the third quarter of 2016, the Company utilized net proceeds from the offering and available cash to repay $210.0 million of outstanding borrowings under the Company’s Senior Secured Term Loan Facility. As a result, Medpace had $165.0 million in gross debt as of September 30, 2016, compared to $375.0 million as of June 30, 2016. Additionally, the Company’s Cash and cash equivalents were $14.6 million at September 30, 2016, while the Company generated $42.2 million in cash flow from operating activities during the third quarter of 2016.

Financial Guidance

The Company forecasts 2016 net service revenue in the range of $368 million to $371 million, representing growth of 15.0% to 15.9% over 2015 net service revenue of $320.1 million.  Net income for full year 2016 is forecasted in the range of $18.7 million to $20.2 million, representing a net income margin of 5.1% to 5.4%. Additionally, full-year 2016 Adjusted EBITDA is expected to be in the range of $112.0 million to $114.0 million, representing an Adjusted EBITDA margin of approximately 30.4% to 30.7%.

Based on forecasted 2016 net service revenue of $368 to $371 million and net income of $18.7 to $20.2 million, diluted earnings per share is forecasted to be between $0.52 and $0.56. Adjusted Net Income for 2016 in the range of $54.5 million to $56.5 million, representing growth of 34.9% to 39.9% over Adjusted Net Income of $40.4 million for 2015. Furthermore, Adjusted Net Income per diluted share for 2016 is expected in the range of $1.51 to $1.56 per share.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Friday, November 4, 2016, to discuss its third quarter results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 2112859.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Friday, November 4, 2016. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 2112859.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its physician-led, high-science, and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 2,500 people across 35 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations regarding anticipated financial results, the impact of our initial public offering on our visibility to current and potential customers, and our growing customer base and expectations regarding our services thereto.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key personnel or recruit experienced personnel; the risks associated with our information systems infrastructure; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of income tax rate fluctuations on operations, earnings and earnings per share; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our final prospectus filed with the Securities and Exchange Commission, or SEC, on August 11, 2016 relating to our Registration Statement on Form S-1, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and  Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income (loss) attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization with Adjusted EBITDA being further adjusted for unusual and other items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Service revenue, net for each period.  Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income (loss) attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis.  Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to Net income (loss) or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Direct costs and Adjusted Selling, general and administrative expenses

Adjusted Direct costs and Adjusted Selling, general and administrative expenses are useful to provide information to investors to evaluate core operating expenses as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as certain lease payments which are otherwise excluded from core operating expenses.  We believe that reporting these metrics enhance our investors’ overall understanding of our core recurring operating expenses. You should not consider Adjusted Direct costs and Adjusted Selling, general and administrative expenses as an alternative to Direct costs, excluding depreciation and amortization and Selling, general and administrative expenses, determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Service revenue, net	$94,812	$81,638	$275,245	$234,420
Reimbursed out-of-pocket revenue	12,987	10,493	38,094	28,598
Total revenue	107,799	92,131	313,339	263,018
Operating expenses:
Direct costs, excluding depreciation and amortization	51,221	41,763	147,436	119,488
Reimbursed out-of-pocket expenses	12,987	10,493	38,094	28,598
Selling, general and administrative	16,391	15,295	44,724	38,743
Depreciation	1,915	1,611	5,481	4,721
Amortization	12,668	15,774	38,004	50,017
Total operating expenses	95,182	84,936	273,739	241,567
Income from operations	12,617	7,195	39,600	21,451
Other (expense) income, net:
Miscellaneous (expense) income, net	(378)	50	(1,319)	(928)
Interest expense, net	(4,656)	(6,737)	(16,550)	(20,712)
Total other expense, net	(5,034)	(6,687)	(17,869)	(21,640)
Income (loss) before income taxes	7,583	508	21,731	(189)
Income tax provision (benefit)	2,547	641	8,285	(92)
Net income (loss)	$5,036	$(133)	$13,446	$(97)
Net income (loss) per share attributable to common shareholders:
Basic	$0.14	$(0.00)	$0.39	$(0.00)
Diluted	$0.13	$(0.00)	$0.39	$(0.00)
Weighted average common shares outstanding:
Basic	37,118	31,430	34,138	31,258
Diluted	37,623	31,430	34,365	31,258

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)	As Of
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$14,636	$14,880
Restricted cash	3,363	2,857
Accounts receivable and unbilled, net	81,922	65,088
Prepaid expenses and other current assets	20,606	11,896
Total current assets	120,527	94,721
Property and equipment, net	41,342	37,512
Goodwill	660,981	660,981
Intangible assets, net	148,739	186,743
Deferred income taxes	135	157
Other assets	4,763	3,927
Total assets	$976,487	$984,041
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,337	$8,728
Accrued expenses	21,415	20,111
Pre-funded study costs	53,418	46,599
Advanced billings	67,662	51,051
Other current liabilities	4,763	7,528
Total current liabilities	156,595	134,017
Long-term debt, net, less current portion	154,614	377,882
Deemed landlord liability, less current portion	28,983	30,273
Deferred income tax liability	20,506	21,104
Other long-term liabilities	5,249	7,291
Total liabilities	365,947	570,567
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2016; No shares authorized at December 31, 2015	-	-
Common stock - $0.01 par-value; 250,000,000 shares and 60,000,000 shares authorized at September 30, 2016 and December 31, 2015, respectively; 40,716,410 and 32,624,461 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	407	326
Additional paid-in capital	622,071	438,716
Accumulated deficit	(9,563)	(23,009)
Accumulated other comprehensive loss	(2,375)	(2,559)
Total shareholders’ equity	610,540	413,474
Total liabilities and shareholders’ equity	$976,487	$984,041

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,446	$(97)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,481	4,721
Amortization	38,004	50,017
Stock-based compensation expense	8,559	11,831
Amortization of debt issuance costs and discount	2,024	2,008
Deferred income tax benefit	(568)	(8,314)
Other	(256)	(140)
Changes in assets and liabilities:
Restricted cash	(506)	(1,220)
Accounts receivable, net and unbilled services	(16,606)	5,973
Prepaid expenses and other current assets	(8,733)	(717)
Accounts payable	(943)	846
Accrued expenses	1,257	(113)
Pre-funded study costs	6,810	4,391
Advanced billings	16,560	(7,231)
Other assets and liabilities, net	(2,368)	(4,543)
Net cash provided by operating activities	62,161	57,412
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(7,843)	(4,688)
Other	83	28
Net cash used in investing activities	(7,760)	(4,660)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for common stock issuance costs	(2,719)	-
Proceeds from stock option exercises	452	246
Payment of debt	(225,054)	(66,037)
Payment of deemed landlord liability	(1,129)	(930)
Proceeds from common stock issued, net of underwriters discount	173,578	608
Net cash used in financing activities	(54,872)	(66,113)
EFFECTS OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	227	(292)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(244)	(13,653)
CASH AND CASH EQUIVALENTS — Beginning of period	14,880	54,285
CASH AND CASH EQUIVALENTS — End of period	$14,636	$40,632

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share amounts)	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
Net income (loss) (GAAP)	$5,036	$(133)	$13,446	$(97)
Interest expense, net	4,656	6,737	16,550	20,712
Income tax provision (benefit)	2,547	641	8,285	(92)
Depreciation	1,915	1,611	5,481	4,721
Amortization	12,668	15,774	38,004	50,017
EBITDA (Non-GAAP)	$26,822	$24,630	$81,766	$75,261
Stock compensation expense: liability awards mark-to-market and CEO award (a)	3,092	5,111	5,668	5,099
Corporate campus lease payments (b)	(933)	(930)	(2,793)	(2,790)
Litigation matters (c)	-	(2,761)	-	(3,135)
Other transaction expenses (e)	480	-	1,247	-
Adjusted EBITDA (Non-GAAP)	$29,461	$26,050	$85,888	$74,435
Net income margin (GAAP)	5.3%	(0.2%)	4.9%	(0.0%)
Adjusted EBITDA Margin (Non-GAAP)	31.1%	31.9%	31.2%	31.8%

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME
Net income (loss) as reported (GAAP)	$5,036	$(133)	$13,446	$(97)
Amortization	12,668	15,774	38,004	50,017
Stock compensation expense: liability awards mark-to-market and CEO award (a)	3,092	5,111	5,668	5,099
Corporate campus lease payments - principal portion (b)	(385)	(354)	(1,129)	(930)
Litigation matters (c)	-	(2,761)	-	(3,135)
Other transaction expenses (e)	480	-	1,247	-
Deferred financing fees (d)	679	680	2,024	2,008
Income tax effect of adjustments (39.0%) (f)	(6,448)	(7,196)	(17,867)	(20,694)
Adjusted Net Income (Non-GAAP)	$15,122	$11,121	$41,393	$32,268

Net Income per diluted share (GAAP)	$0.13	$(0.00)	$0.39	$(0.00)
Adjusted Net Income per diluted share (Non-GAAP)	$0.40	$0.35	$1.20	$1.03
Diluted average common shares outstanding	37,623	31,430	34,365	31,258

RECONCILIATION OF ADJUSTED DIRECT COSTS
Direct costs, excluding depreciation and amortization (GAAP)	$51,221	$41,763	$147,436	$119,488
Corporate campus lease payments (b)	793	791	2,374	2,372
Stock compensation expense: liability awards mark-to-market and CEO award (a)	(1,979)	-	(3,615)	8
Adjusted Direct costs (Non-GAAP)	$50,035	$42,554	$146,195	$121,868

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$16,391	$15,295	$44,724	$38,743
Corporate campus lease payments (b)	140	139	420	418
Stock compensation expense: liability awards mark-to-market and CEO award (a)	(1,113)	(5,111)	(2,053)	(5,107)
Other transaction expenses (e)	(480)	-	(1,247)	-
Litigation matters (c)	-	2,761	-	3,135
Adjusted Selling, general and administrative (Non-GAAP)	$14,938	$13,084	$41,844	$37,189

FY 2016 GUIDANCE RECONCILIATION (UNAUDITED)

(in millions, except per share amounts)	Forecast 2016		Forecast 2016
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Year ended December 31, 2015
	Low	High	Low	High	Adjusted Net Income	Adjusted Net Income per diluted share
Net income and diluted earnings per share (GAAP)	$18.7	$20.2	$0.52	$0.56	$(8.7)	$(0.28)
Adjustments:
Amortization	50.7	50.7	1.40	1.40	63.1	2.01
Stock compensation expense: liability awards mark-to-market (a)	5.7	5.7	0.16	0.16	9.8	0.31
Other transaction expenses (e)	1.2	1.2	0.03	0.03	-	-
Corporate campus lease payments - principal portion (b)	(1.6)	(1.6)	(0.04)	(0.04)	(1.3)	(0.04)
Litigation matters (c)	-	-	-	-	(3.1)	(0.10)
Deferred financing fees (d)	2.7	2.7	0.08	0.08	2.7	0.09
Impairment of goodwill	-	-	-	-	9.3	0.30
Income tax effect of adjustments	(22.9)	(22.4)	(0.64)	(0.63)	(31.4)	(1.00)
Adjusted net income and Adjusted Net Income per diluted share (Non-GAAP)	$54.5	$56.5	$1.51	$1.56	$40.4	$1.29
Depreciation	7.6	7.6
Income tax provision (benefit)	34.8	34.8
Interest expense, net	15.1	15.1
Adjusted EBITDA (Non-GAAP)	$112.0	$114.0
Net Income margin (GAAP)	5.1%	5.4%
Adjusted EBITDA margin (Non-GAAP)	30.4%	30.7%

(a)

Consists of period end mark-to-market fair value adjustments associated with liability classified awards and the impact of a one-time stock based compensation award to our chief executive officer.  Future stock based awards activity is expected to be classified as equity for accounting purposes and will not be subject to period ending fair value adjustments.

(b)

Represents cash rental payments on two corporate headquarter buildings that are accounted for as deemed assets and subject to depreciation expense over the life of the lease.   Payments made for these leases are accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting.  The interest portion of these payments is included in net cash provided by operating activities in our statement of cash flows.  The principal portion is reflected as a financing activity in our statement of cash flows.  These adjustments for purposes of arriving at Adjusted EBITDA, Adjusted Direct costs, Adjusted Selling, general and administrative expenses and Adjusted Net Income have the effect of presenting these leases consistently with all other office lease rentals that we have globally.

(c)	Represents non-recurring costs and recovery related to a customer bad debt and non-recurring expenses related to the settlement of an employment related matter.
(d)	Represents amortization of the discount and issuance costs deferred on the consolidated balance sheet associated with the issuance of the Senior Secured Credit Facility.
(e)	Represents advisory costs and other fees incurred in connection with the August 2016 initial public offering.
(f)	Represents the tax effect of the total adjustments at our estimated effective tax rate.